Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-1

Financial Statements

Consolidated Balance Sheets	F-2

Consolidated Statements of Income	F-3

Consolidated Statements of Stockholder’s Equity (Deficit)	F-4

Consolidated Statements of Cash Flows	F-5

Notes to Consolidated Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Anvex International Inc

We have audited the accompanying consolidated balance sheets of Anvex International Inc as of December 31, 2011 and 2010, and the related consolidated statements of income, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2011. Anvex International Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Anvex International Inc as of December 31, 2011 and 2010, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

s/ Friedman LLP

Marlton, NJ

April 16, 2012

ANVEX INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2011	2010
Assets
Current Assets:
Cash	$198,500	$54,792
Accounts receivable	143,557	194,250
Prepaid expenses	24,512	-
Other current assets	5,842	7,318
Total Current Assets	372,411	256,360

Property and Equipment, net	352,499	336,518

Other assets	8,865	-
Finance costs, net	2,803	3,130
	11,668	3,130

Total Assets	$736,578	$596,008

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts payable	$195,901	$45,950
Accrued expenses	23,266	23,747
Accrued payroll	73,685	18,537
Line of credit	98,500	93,500
Current maturities of long term debt	283,640	31,452
Advances on convertible promissory notes	170,000	-
Total Current Liabilities	844,992	213,186

Long term debt, net of current portion	218,417	251,820
Unearned Revenue	32,988	-
Total Liabilities	1,096,397	465,006

Commitments

Stockholders' Equity (Deficit)
Common stock; $.001 par value, 75,000,000 shares authorised;	1,271	1,017
1,271,111 and 1,016,888 shares issued and outstanding at December 31, 2011 and 2010, respectively
Additional paid-in capital	766,238	85,392
Retained earnings (deficit)	(1,127,328)	44,593
Total Stockholders' Equity (Deficit)	(359,819)	131,002

Total Liabilities and Stockholders' Equity (Deficit)	$736,578	$596,008

The accompanying notes are an integral part of these consolidated financial statements.

ANVEX INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(for the years ended)
	December 31,	December 31,
	2011	2010

Net Revenues	$1,432,773	$1,136,379

Cost of Revenues	473,719	294,064
Gross Profit	959,054	842,315

Operating Expenses
Selling and Administrative Expenses	1,976,655	594,931
Research and development	93,489	73,655
Depreciation and Amortization	31,362	16,622
Total Operating Expenses	2,101,506	685,208

Income (Loss) before interest expense, net	(1,142,453)	157,107
Interest Expense, net	29,468	14,802

Income (Loss) before provision for income taxes	(1,171,921)	142,305

Provision for income taxes	-	-

Net Income (Loss)	$(1,171,921)	$142,305

Net Earnings (Loss) Per Share attributle to common stockholders
basic and diluted	$(1.05)	$0.14
Weighted Average Number of Shares Outstanding
basic and diluted	1,113,701	1,016,800

The accompanying notes are an integral part of these consolidated financial statements.

ANVEX INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(for the years ended December 31, 2011 and 2010)

			Additional	Retained
	Common Stock		Paid-In	Earnings /	Total
	Shares	Amount	Capital	(Deficit)	Equity

Balance, December 31, 2009	1,016,888	$1,017	$85,392	$-	$86,409

Net income for the year ended	-	-	-	142,305	142,305
S-Corporation Distributions	-	-	-	(97,712)	(97,712)

Balance, December 31, 2010	1,016,888	$1,017	$85,392	$44,593	$131,002

Net loss for the year ended				(1,171,921)	(1,171,921)
S-Corporation Distributions	-	-	(137,495)	-	(137,495)
Stock issued for compensation	254,223	254	818,341	-	818,595

Balance, December 31, 2011	1,271,111	$1,271	$766,238	$(1,127,328)	$(359,819)

The accompanying notes are an integral part of these consolidated financial statements.

ANVEX INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(for the years ended)

	December 31,	December 31,
	2011	2010
Cash flows from Operating Activities:
Net income (loss)	$(1,171,921)	$142,305
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	31,362	16,622
Stock based compensation	818,595	-
Change in operating assets and liabilities:
Accounts receivable	50,693	17,787
Prepaid expenses	(24,512)	-
Other assets	(7,389)	(7,317)
Unearned revenue	32,988	-
Accounts payable and accrued expenses	204,618	17,814
Cash provided by (used in) operating activities	(65,566)	187,211

Investing Activities:
Purchases of property and equipment	(47,016)	(325,009)
Cash used in investing activities	(47,016)	(325,009)

Financing Activities:
Borrowings from long-term debt obligations	262,500	256,013
Repayments of long-term debt obligations	(38,715)	(31,907)
Proceeds from convertible promissory notes	170,000	-
Payment of finance costs	-	(3,476)
Payments of stockholder distributions	(137,495)	(97,712)
Cash provided by financing activities	256,290	122,918

Increase (decrease) in cash and cash equivalents	143,708	(14,880)
Cash and cash equivalents at beginning of year	54,792	69,672
Cash and cash equivalents at end of year	$198,500	$54,792

Supplemental schedule of cash paid during the year for:
Interest	$24,407	$14,825
Income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ANVEX INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 – NATURE OF BUSINESS

Health Revenue Assurance Associates, Inc. (the “Company” or “HRAA”) is engaged in providing medical coding consulting services pertaining to hospitals and other health care related service providers throughout the United States. The services provided include general consulting, education, training, medical coding auditing, and actual medical coding input services.

On February 10, 2012, the Company entered into a Merger agreement with Anvex International, Inc. (a public company) which was treated for accounting purposes as a reverse Merger with the Company considered the accounting acquirer.  Each share of the Company’s common stock was exchanged for the right to receive approximately 1,271 shares of Anvex’s common stock. Before their entry into the Merger Agreement, no material relationship existed between Anvex and HRAA. (See Subsequent Events Note 11).

Dream Reachers, LLC.  (“Dream Reachers”), an affiliate owned a the stockholder of the Company, is engaged in the holding of real estate used by the Company.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Basis of Consolidation

The consolidated financial statements include the accounts of Anvex International, Inc and its wholly-owned subsidiary, Health Revenue Assurance Associates and the accounts of its Variable Interest Entity (“VIE”), Dream Reachers, LLC. All significant inter-company transactions and balances are eliminated in consolidation.

ANVEX INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Consolidation of Variable Interest Entities

Effective January 1, 2010, the Company adopted new provisions of the consolidation guidance included in Accounting Standards Codification 810, Consolidations, that amended the consolidation guidance applicable to VIEs and the definition of a VIE, and requires enhanced disclosures to provide more information about an enterprise's involvement in a VIE. Under the consolidation guidance, the Company must make an evaluation of these entities to determine if they meet the definition of a VIE. Generally, a VIE is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity's activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity's activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights. The carrying amount and classification of the assets and liabilities of the Company’s VIE, Dream Reachers, LLC included in the Consolidated Balance Sheets are as follows:

	December 31,
	2011	2010
Total assets	$230,000	$257,000
Total liabilities	$185,000	$190,000

Use of Estimates

Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include revenue recognition, valuation of accounts receivable, and useful lives of property and equipment.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company’s cash balances are maintained at various banks that are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

ANVEX INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

A substantial portion of the Company’s revenue is generated from medical coding audit services. Auditing revenue is invoiced in accordance with the contract, generally at three benchmark time periods which coincide with when the work is performed.  Below is a description of the general benchmarks and work phases associated with the Company’s audit services:

•
Planning Phase - work commences prior to and as soon as the contract is signed and includes setting the audit scope, scheduling of the job, assignment of audit staff, understanding the client and their systems, determination of  sample size and sampling methods to be employed, and other specific items as outlined in the contract. The planning phase includes the determination of deliverables as defined in the contract, generally consisting of a listing of errors, training and a final report.  The Company generally invoices and recognizes 50% of the contract value at the completion of the Planning Phase.  Although all of the contracts contain a clause making the first 50% of the engagement fee due and non-refundable at this point, the Company does not deem this initial fee to be recognized as deferred revenue under SAB 104 due to the extensive amount of work to be done prior to accepting the contract.

•
Field Work Phase – is performed at the client location and generally lasts one week and encompasses actual testing of sample claims preselected in the Planning Phase.   The auditor generally preloads the selected claims into the Company’s proprietary software and audits the claim records by reviewing actual medical records.  The software assists the auditor in determining proper classifications and allows the auditor to compare the proper classification against what was filed in the submission made by the client to Medicare.  Notes and comments are recorded and audit reports are generated.  The Company generally invoices and recognizes 40% of the contract value at the completion of the Field Work Phase.

•
Reporting Phase – includes a summary of audit findings, exit conference with clients, and any other specific deliverables as determined by the contract. The Company generally invoices and recognizes the remaining 10% of the contract value at the completion of the Report Phase.

An insignificant amount of the Company’s revenue is derived from consulting, training and coding services provided.   Revenue from these revenue streams is recognized after services are performed based on the quoted and agreed upon fee contained in its contracts.

Dream Reachers, LLC, owns the Company’s offices and is the borrower on a mortgage loan related to such offices.  Dream Reachers, LLC does not engage in real estate rental business.  Its offices are  occupied by HRAA at no cost and HRAA pays the related mortgage’s principal and interest, taxes and maintenance.   Dream Reachers has been treated as a Subsidiary for accounting purposes in the Company’s consolidated financial statements.

ANVEX INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect.  An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts.  Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  Management has determined that no allowance is required at December 31, 2011 and 2010.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over estimated useful asset lives, which range from 5 to 39 years.  Repairs and maintenance are expensed, while additions and betterments are capitalized.  The cost and related accumulated depreciation of assets sold or retired are eliminated from the accounts and any gains or losses are reflected in earnings.

Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with United States generally accepted accounting principles. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. For certain of the Company's financial instruments, including cash equivalents, accounts receivable, accounts payable, accrued liabilities and advances payable, the carrying amount approximates fair value because of the short maturities. The Company believes that its  line of credit and advances on convertible notes approximate fair value based on current yields for debt instruments with similar terms. The Company believes that the carrying value of their long term debt approximates its fair value because of the floating rate. All are considered to be level 1 inputs. These tiers include:

Level 1 Inputs– Quoted prices for identical instruments in active markets.

Level 2 Inputs– Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs– Instruments with primarily unobservable value drivers.

Research and development

Research and software development costs are expensed as incurred.

ANVEX INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

The Company reviews the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying values may no longer be appropriate.  Recoverability of carrying values is assessed by estimating future net cash flows from the assets.  Based on management's evaluations, no impairment charge was deemed necessary at December 31, 2011 and 2010. Impairment assessment inherently involves judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions.  Future events and changing market conditions may impact management's assumptions as to sales prices, rental rates, costs, holding periods or other factors that may result in changes in the Company’s estimates of future cash flows.  Although management believes the assumptions used in testing for impairment are reasonable, changes in any one of the assumptions could produce a significantly different result.

Advertising

The cost of advertising is expensed as incurred. Advertising and marketing expenses amounted to approximately $116,000 and $42,000 for the years ended December 31, 2011 and 2010, respectively.

Stock Compensation

The Company accounts for stock-based compensation under the provisions of ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair value on the grant date.

Services performed and other transactions settled in the Company’s common stock are recorded at the estimated fair value of the stock issued, if that value is more readily determinable than the fair value of the consideration received.

ANVEX INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings Per Share

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260-10 requires the presentation of basic earnings per share and diluted earnings per share.

The Company’s basic earnings per ordinary share is based on net income for the relevant period, divided by the weighted average number of ordinary shares outstanding during the period.   Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares.  There were no potential dilutive shares.

The proforma net earnings (loss) per share is computed using the weighted average number of common shares outstanding  issued as a result of the merger transaction in February 2012.

Segment Reporting

Financial Accounting Standards Board (“FASB”) ASC Topic 280, Segment Reporting (“ASC 280”), establishes standards for the way public business enterprises report information about operating segments. ASC 280 also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company has determined that based on these criteria it only operates one segment, consulting services, as all other services do not meet the minimum threshold for separate reporting of a segment.

Recent Accounting Pronouncements

In June 2009, the FASB issued guidance for determining the primary beneficiary of a variable interest entity (“VIE”). In December 2009, the FASB issued ASU 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (“ASU 2009-17”). ASU 2009-17 provides amendments to ASC 810 to reflect the revised guidance. The amendments in ASU 2009-17 replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a VIE with an approach focused on identifying which reporting entity has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (i) the obligation to absorb losses of the entity or (ii) the right to receive benefits from the entity. The amendments in ASU 2009-17 also require additional disclosures about a reporting entity’s involvement with VIEs. ASU 2009-17 is effective for annual reporting periods beginning after November 15, 2009. We do not anticipate that the adoption of this guidance will have a material impact on our financial position and results of operations.

ANVEX INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In January 2010, FASB issued ASU 2010-6, “Improving Disclosures about Fair Measurements". ASU 2010-6 provides amendments to subtopic 820-10 that require separate disclosure of significant transfers into and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements on a gross basis in the reconciliation of Level 3 fair value measurements. Additionally, ASU 2010-6 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques. ASU 2010-6 is effective for financial statements issued for annual reporting periods after beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning December 15, 2010. The adoption of ASU 2010-06 will not have a material impact on the Company’s results of operations or financial position.

In February 2010, FASB issued ASU 2010-9 “Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements”. ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is a Securities Exchange Commission (“SEC”) filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The adoption of ASU 2010-06 will not have a material impact on the Company’s results of operations or financial position.

3 -  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2011	2010
Building and improvements	$227,603	$227,603
Furniture	118,187	108,139
Equipment	99,316	62,348
	445,106	398,090
Less - Accumulated depreciation	92,607	61,572
Total	$352,499	$336,518

Depreciation expense for the years ended December 31, 2011 and 2010 was approximately $31,000 and $16,000, respectively.

ANVEX INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4 –  LINE OF CREDIT

The Company has a $150,000 revolving line of credit due on demand with a bank for its general working capital needs. The line of credit is secured by all business assets, collateral, and personal guarantees of a stockholder of the Company. The line of credit has an open ended maturity date, is automatically renewed unless cancelled, and incurs interest at the Bank’s prime rate plus 3%. The Bank’s prime rate of interest at December 31, 2011 and 2010 was 3.25%.

5 – LONG TERM BORROWINGS

The Company has a term loan with a bank whose proceeds were used for general working capital needs (the “Term Loan”).  The Term Loan was established in March 2009 as a result of a conversion of a revolving line of credit.  The Term Loan is personally guaranteed by one of the Company’s stockholders and is collateralized by the assets of the Company.  Payments of principal and interest are approximately $2,700 per month. The Term Loan matures in five years and incurs interest at the rate of 6.75% per annum.  Balances due as of December 31, 2011 and 2010 were $67,000 and $93,000, respectively.

Dream Reachers, LLC has a mortgage related to certain real estate which houses the Company’s main offices in Plantation, Florida.   The loan originated July, 2010 in the amount of $192,500 and matures July 2020, when a balloon principal payment of approximately $129,000 becomes due.  The loan is collateralized by the real estate and is personally guaranteed by a stockholder of the Company and all members of the affiliate. Interest is fixed at 6.625% for the first five years of the loan, and converts to an adjustable rate for the second five years at the Federal Funds Rate plus 3.25%, as established by the United State Federal Reserve.   The balance under this mortgage loan as of December 31, 2011 and 2010 was approximately $186,000 and 190,000, respectively.  Monthly payments for principal and interest are approximately $1,500 until July 2015, when the total monthly payment may vary due to the adjustable interest rate provision in the note.

On August 23, 2011, the Company entered into a Letter of Intent agreement with a private equity group relating to a possible equity transaction. On September, 13, 2011, in connection with this contemplated transaction, the Company received a $150,000 bridge loan (the “Initial Bridge Loan”) from the private equity group.  The Initial Bridge Loan is secured by a promissory note for the amount of the loan, incurs interest at 12% per annum and matures on December 31, 2014.  On October 21, 2011, the Initial Bridge Loan was repaid.

On October 21, 2011, the Company entered into a second Bridge Loan agreement (the “Bridge Loan”) in the amount of $250,000 with a third party lender. The primary purpose is to repay the Initial Bridge Loan and to pay for certain professional fees in connection with a reverse merger with a Public Company. The Bridge Loan incurs interest at the rate of 12% per annum which will be due only in the event the contemplated equity transaction does not materialize. Upon the closing of the transaction, all interest accrued but not paid shall be deemed cancelled and paid in full and the entire principal amount of the note shall be automatically converted into an aggregate of 103,523 shares of common stock at a conversion price of $2.415 per share which is equal to a discount of 25% of to the Purchase Price. The loan was converted to stock in February 2012.

ANVEX INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Future annual principal payments for the five years ending December 31 are as follows:

2012	$283,640
2013	35,981
2014	13,909
2015	6,404
2016	6,848
Thereafter	155,275
Total	$502,057

6 – ADVANCE ON CONVERTIBLE PROMISSORY NOTES

In December 2011, the Company received a deposit of $170,000.  This deposit was an advance on three convertible promissory notes totaling approximately $314,000 signed on February 2, 2012.  These loans mature in August 2012 and subsequent to year end when the Company entered into the Merger Agreement with Anvex International, Inc., these loans were converted into stock.

7 – COMMITMENTS AND CONTINGENCIES

The Company leases certain office equipment under non cancelable operating lease arrangements.  Monthly payments under the lease agreements are approximately $600 as of December 31, 2011.

On September 1, 2011, the Company entered into a commercial lease agreement for additional office space.  The lease term is one year with five successive one year renewal options. Lease payments during the first year are approximately $2,500 for one month and $4,400 for the remaining eleven months.  The lease payment amount for any future renewal terms is to be mutually agreed to by the Company and the lessor.

Future minimum lease payments under these leases are as follows

Years Ending December 31:

2012	39,313
Total	$39,313

ANVEX INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8 – STOCK TRANSACTIONS

On August 15, 2011, HRAA effected an 8 for 1 Stock Split and issued an additional 889,778 shares to the current owner of the Company. Additionally, the Company hired Keith Siddel and granted 254,223 unrestricted shares of Common Stock for his future services. Accordingly, the Company treated the issuance of the shares to Mr. Siddel as Stock Compensation.  At the time of the transaction the Company valued the stock based on current knowledge of the board and during the third quarter of 2011, the board estimated the fair value at approximately $256,000.  Subsequently the Company was able to raise capital at a higher valuation.   As a result of the Private Placement completed in February 2012 and since the grant of stock was within six months of this transaction the Board determined to revalue the stock at the price per share of the private placement and record additional compensation during the fourth quarter of 2011 of approximately $563,000 for total compensation of approximately $819,000.

9 – EMPLOYEE AGREEMENTS

We have entered into employment agreements with our officers and directors.

On July 15, 2011, HRAA entered into an employment agreement with our president and chief executive officer, Andrea Clark. The terms of Ms. Clark’s employment agreement is three(3) years, and provides for compensation that includes a base salary of $175,000, incentive awards, as well as a benefit package, including (a) medical, dental, vision, disability and life insurance; (b) profit sharing, stock options and pension plans; (c) education or tuition assistance; (d) air, auto and all related travel expense reimbursement; (e) expense allowance; and (f) relocation, moving, home office expense reimbursement.

On July 15, 2011, HRAA entered into an employment agreement with our chief operating officer, Robert Rubinowitz. The terms of Mr. Rubinowitz’s employment agreement is three(3) years, and provides for compensation that includes a base salary of $175,000, incentive awards, as well as a benefit package, including (a) medical, dental, vision, disability and life insurance; (b) profit sharing, stock options and pension plans; (c) education or tuition assistance; (d) air, auto and all related ravel expense reimbursement; (e) expense allowance; and (f) relocation, moving, home office expense reimbursement.

On August 15, 2011, HRAA entered into an employment agreement with our chief administrative officer, Keith Siddel The terms of Mr. Siddel’s employment agreement is three(3) years, and provides for compensation that includes a base salary of $175,000, incentive awards, as well as a benefit package, including (a) medical, dental, vision, disability and life insurance; (b) profit sharing, stock options and pension plans; (c) education or tuition assistance; (d) air, auto and all related ravel expense reimbursement; (e) expense allowance; and (f) relocation, moving, home office expense reimbursement.

ANVEX INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10 – CONCENTRATIONS

Sales to two customers were approximately 32% and 12% of net sales for the year ended December 31, 2011 and 2010, respectively.

Three vendors represented more than 68% of the outstanding Accounts Payable balance at the end of 2011. Two vendors represented more than 10% of the outstanding Accounts Payable balance at the end of 2010.

Three customers represented over 60% of the Accounts Receivable at the end of 2011.  Two customers represented over 20% of the Accounts Receivable in 2010.

11- INCOME TAXES

The Company has elected to convert from a Subchapter S corporation for Federal income tax purposes to a C corporation effective October 21, 2011.  Accordingly, the Company's income or losses are passed through the shareholders of HRAA for the period January 1 to October 21, 2011.  The Company will absorb the tax effects of any income or losses subsequent to the date of conversion to a C Corporation and in future years. Federal income tax returns for years prior to 2009 are no longer subject to examination by tax authorities.

The following table presents the pro forma effect had the Company’s converted to a C Corporation for the years presented:

	Year ended December 31,
	2011	2010

Book Income (loss)	$(1,171,921)	$142,305
Stock Compensation - non-deductible	818,595	-
Taxable Income (loss)	$(353,326)	$142,305
Rate	39%	39%
Tax Expense (benefit)	$(137,797)	$55,499

Net Earnings (Loss) Per Share	(.93)	.09
Basic and diluted

Weighted Average Number of Shares	1,113,701	1,016,800
Basic and diluted.

ANVEX INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11- INCOME TAXES (CONTINUTED)

A deferred tax asset of approximately $169,500 would result from the C Corporation losses totaling $434,509 from the period October 22 through December 31, 2011. Those losses expire in December 31, 2032. A valuation allowance for its net operating losses has been applied because the Company is unsure when they will be able to use these losses.

The Company follows the provisions of uncertain tax positions as addressed in FASB Accounting Standards Codification 740-10-65-1. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more-likely-than-not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

For informational purposes, the accompanying statements of income include an unaudited proforma adjustment for income taxes which would have been recorded if the Company had not been an S-Corporation, based on tax laws currently in effect during the respective periods.

We evaluated our material tax positions and determined that we did not have any uncertain tax positions requiring recognition of a liability. Our policy is to recognize interest and penalties accrued on uncertain tax positions as part of income tax expense. For the years ended December 31, 2011 and 2010, no estimated interest or penalties were recognized for the uncertainty of certain tax positions.

12 – SUBSEQUENT EVENTS

On February 2, 2012, the Company entered into three Convertible Promissory notes totaling $313,902.  These loans mature on August 1, 2012 and automatically convert into shares of the Company’s stock if the Company affected a qualified financing. In February 2012, in connection with the Merger, these shares were converted.

ANVEX INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12 – SUBSEQUENT EVENTS (Continued)

On February 10, 2012, the Company entered into a Merger agreement with Anvex International, Inc. (a public company) which was treated for accounting purposes as a reverse Merger with the Company considered the accounting acquirer.  Each share of the Company’s common stock was exchanged for the right to receive approximately 1,271 shares of Anvex’s common stock. Before their entry into the Merger Agreement, no material relationship existed between Anvex or Acquisition Sub and HRAA.

Pursuant to the terms and conditions of the Merger Agreement, and upon the consummation of the Merger:

●
Each share of HRAA’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive approximately 1,271 shares of Anvex’s common stock. An aggregate of 1,271,111shares of Anvex’s common stock were issued to the holders of HRAA’s common stock. Immediately prior to the Merger, HRAA had no outstanding securities other than shares of its common stock.

●
Prior to the closing of the Merger and the closing on at least the Minimum Offering Amount (as defined below), Anvex transferred all of its operating assets and liabilities to Anvex Split Corp., a Nevada corporation and its wholly-owned subsidiary (the “Split-Off Subsidiary”). Contemporaneously with the closing of the Merger, Anvex split-off the Split-Off Subsidiary through the sale of all of the outstanding capital stock of the Split-Off Subsidiary (the “Split-Off”) to its former sole officer and director (the “Split-Off Shareholder”). In connection with the Split-Off, an aggregate of 3,500,000 shares of Anvex’s common stock held by the Split-Off Shareholder were surrendered and cancelled without further consideration.

The purposes of the transactions were to complete a reverse merger, obtain new financing and complete a recapitalization of the company with the result being that HRAA became a wholly-owned subsidiary of Anvex. Anvex’s business operations will now focus on the business of HRAA and it’s management will be the management of HRAA.

ANVEX INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12 – SUBSEQUENT EVENTS (CONTINUTED)

Private Placement Offering

Concurrently with the closing of the Merger and in contemplation of the Merger, HRAA sold 206,183 shares of the Company’s common stock, $0.001 par value (the “Shares”) for gross proceeds of $663,907 at a purchase price of $3.22 per share (the “Purchase Price”) in a private placement offering (the “Offering”). The Offering was being offered with a minimum amount of $470,000 (the “Minimum Offering Amount”) and up to a maximum of $1,500,000 (the “Maximum Offering Amount”).The Offering will continue until the earlier of (i) the termination of the Offering by the Company; (ii) the sale of the Maximum Offering Amount; and (iii) forty-five (45) days following the closing of the Minimum Offering Amount, which may be extended by the Company, in its sole discretion, for an additional thirty (30) days. Within sixty (60) days after the Maximum Offering Amount has been sold, we have agreed to file a registration statement on Form S-1 (or any other applicable form exclusively for the Offering) (the “Registration Statement”) registering for resale under the Securities Act all of the Shares sold in the Offering. If the Maximum Offering Amount is not sold, we are under no obligation to file the Registration Statement.

In addition, as part of the Offering, (i) holders of certain convertible notes of HRAA in an aggregate principal amount of $313,907.25 (the “HRAA Convertible Notes”), which principal amount were included in computing the Minimum Offering Amount, automatically converted into an aggregate of 97,487 shares of our common stock at a conversion price of $3.22 per share which is equal to the Purchase Price, and (ii) holders of certain senior secured bridge loan promissory notes of HRAA in the aggregate principal amount of $250,000 (the “HRAA Notes”) automatically converted into an aggregate of 103,523 shares of our common stock at a conversion price of $2.415 per share which is equal to a discount of 25% to the Purchase Price (collectively, the “Debt Conversions”).

As a result of the Offering, after payment of offering expenses including related legal and accounting expenses the Company received net proceeds of $406,407.